TRIMBLE NAVIGATION LIMITED
                                  EXHIBIT 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the use of our report dated January 27, 1998 in this Annual Report (Form 10-K) of Trimble Navigation Limited for the year ended January 2, 1998.


     We also  consent to the  incorporation  by  reference  in the  Registration
Statement  (Form S-8 Nos.  33-37384,  33-39647,  33-45167,  33-45604,  33-46719,
33-50944,  33-57522,  33-62078,  33-78502,  33-84362,  33-91858,  333-04670, and
333-28429) pertaining to the 1983 Stock Option Plan, the Trimble Navigation Savings and Retirement Plan, the 1990 Director Stock Option Plan, the "Position for Us for Progress" 1992 Employee Stock Bonus Plan, the 1992 Management Discount Stock Option Plan, and the 1993 Stock Option Plan, and the related Prospectuses, of our report dated January 27, 1998 with respect to the consolidated financial statements and schedule of Trimble Navigation Limited included in the Annual Report (Form 10-K)for the year ended January 2, 1998.





     /s/ERNST & YOUNG LLP
     Palo Alto, California
     March 27, 1998





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